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EXHIBIT 23.6

                           INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements (No. 33-41853, No. 33-48579, No. 33-48462, No. 2-72362, No. 33-72559 and No.
33-72560) on Form S-8 of Safeguard Scientifics, Inc. of our report dated February 24, 1999 (relating to the financial statements of OAO Technology Solutions, Inc.) which report is included as an exhibit to the Annual Report on Form 10-K of Safeguard Scientifics, Inc. for the year ended December 31, 1998.

/s/ Deloitte & Touche LLP

Washington, D.C.
March 29, 1999



                           INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of OAO Technology Solutions, Inc.:

We have audited the accompanying consolidated balance sheets of OAO Technology Solutions, Inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations and comprehensive income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1998. Our audit also included the financial statement schedule on page 43. These financial statements and the financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of OAO Technology Solutions, Inc. and subsidiaries as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. Also, in our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects, the information set forth herein.


/s/ Deloitte & Touche L.L.P.

Washington, D.C.
February 24, 1999